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                                                                    EXHIBIT 99.4

                                  Form of Proxy

                            VERSO TECHNOLOGIES, INC.
                         400 GALLERIA PARKWAY, SUITE 300
                             ATLANTA, GEORGIA 30328

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 31, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF VERSO TECHNOLOGIES, INC.

         The undersigned holder of shares of Common Stock of VERSO TECHNOLOGIES, INC., hereby appoints Steven A. Odom and Juliet M. Reising, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Verso Technologies, Inc., to be held at 11:00 a.m., local time on Tuesday, July 31, 2001 at the Renaissance Waverly Hotel, 2450 Galleria
Parkway, Atlanta, Georgia 30339, and any adjournment or postponement thereof.

         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR ITEMS 1, 2, 3, 4, 5, 6 and 7.

1. To approve the Agreement and Plan of Merger, dated as of May 4, 2001, as amended, among Verso and Telemate.Net Software, Inc. and the transactions it contemplates.

         [ ] FOR                 [ ] AGAINST        [ ] ABSTAIN

2.       To elect a board of eight directors as follows:

         (a). In the event proposal 3 below is approved and the reorganization described therein is completed, to elect the following nominees to the Board of Directors of Verso in Class
                  I, II or III, as listed below.

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
         [ ] FOR all nominees (except as marked below)  [ ] WITHHOLD authority to vote for all nominees

         NOMINEES:

         CLASS I (Term Expiring in 2002):   Max E. Bobbitt  Juliet M. Reising

         CLASS II (Term Expiring in 2003):  Gary H. Heck    James M. Logsdon     Amy L. Newmark

         CLASS III (Term Expiring in 2004): Steven A. Odom  Stephen E. Raville   James R. Wright

         INSTRUCTIONS:     To withhold authority to vote for any nominee, enter
                           the name of such nominee in the space provided below:

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         (b).     If the reorganization described in Proposal 3 below is not completed, then to elect the nominees listed below to the Board of Directors of Verso each to serve a term of one year.

         [ ] FOR all nominees (except as marked below)  [ ] WITHHOLD authority to vote for all nominees

                  Gary H. Heck               Stephen E. Raville
                  Max E. Bobbitt             Amy L. Newmark
                  Joseph R. Wright, Jr.      Steven A. Odom
                  James M. Logsdon           Juliet M. Reising

INSTRUCTIONS:     To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

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3.       To approve a plan of reorganization of Verso in the form of a merger in which Verso's state of incorporation will be changed from Minnesota to Delaware, Verso will have a classified board of directors, and the aggregate number of shares of Verso's common stock outstanding will be reduced.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

4. To approve an amendment to Verso's restated articles of incorporation to increase of the number of authorized shares of the Common Stock from 100,000,000 to 200,000,000.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

5. To approve an amendment to Verso's 1999 Stock Incentive Plan to increase the number of shares of Verso Common Stock underlying the plan from 10,000,000 to 15,000,000.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

6. To ratify the separate indemnification agreements entered into between Verso and each of its directors and certain non-director officers.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

7. To transact such other business as may properly come before the Verso annual meeting or any adjournments or postponements thereof.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

         Receipt of the joint proxy statement/prospectus dated _________, 2001 is hereby acknowledged.


                                    Signature
                                              ----------------------------------

                                    Signature if
                                    jointly held
                                                --------------------------------

                                    Dated:                                , 2001
                                          --------------------------------

                                    PLEASE DATE AND SIGN AS NAME APPEARS HEREON.
                                    WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,
                                    TRUSTEE, GUARDIAN OR ATTORNEY, PLEASE GIVE
                                    FULL TITLE AS SUCH. IF A CORPORATION, PLEASE
                                    SIGN IN FULL CORPORATE NAME BY PRESIDENT OR
                                    OTHER AUTHORIZED


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                                    CORPORATE OFFICER. IF A PARTNERSHIP, PLEASE
                                    SIGN IN PARTNERSHIP NAME BY AUTHORIZED
                                    PERSON. JOINT OWNERS SHOULD EACH SIGN.

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
                    VOTE BY TELEPHONE                                      VOTE BY INTERNET

         Its fast, convenient, and immediate.                  Its fast, convenient, and your vote is
         Call Toll-free on a Touch-Tone Phone                  immediately confirmed and posted
         (                     )
          ---------------------

         Follow these four easy steps:                         Follow these four easy steps:

            1. Read the accompanying Joint Proxy                  1. Read the accompanying Joint Proxy
               Statement/Prospectus and Proxy                        Statement/Prospectus and Proxy
               Card.                                                 Card.

            2. Call the toll-free number.  For                    2. Go to the Website WWW.____________
               shareholders residing outside
               the United States call collect                     3. Enter your 14-digit Voter Control Number
               on a touch-tone phone.                                located on your Proxy Card
                                                                     above your name.
            3. Enter your 14-digit Voter Control Number
               located on your Proxy Card                         4. Follow the instructions provided.
               above your name.

            4. Follow the record instructions.

         YOUR VOTE IS IMPORTANT!
         Call anytime.                                              YOUR VOTE IS IMPORTANT!
                                                                    Go to www. ___________ anytime.
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    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET